Exhibit 3.6

TRONOX FINANCE CORP.

(A Delaware Corporation)

BYLAWS

ARTICLE I

OFFICES

Section 1. Principal Place of Business. The principal place of business shall be Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, OK 73102.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Oklahoma as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. Meetings of stockholders for any purpose may be held at such place as stated in the notice of the meeting or duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and time as the board of directors may fix by resolution. At such meeting, the stockholders shall elect a Board of Directors (“Board”) by a plurality vote and transact such other business as may properly come before the meeting.

Section 3. Special Meetings. Special meetings shall be called by the President or Secretary if directed by the Board or requested in writing by the stockholders owning a majority amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Each such stockholder request shall state the purpose of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 4. Meetings by Remote Communications. The Board in the manner provided in, and subject to the provisions of, the Delaware General Corporation Law, may adopt guidelines and procedures authorizing stockholders and proxyholders not physically present at a meeting of stockholders to (i) participate in a meeting of stockholders by means of remote communication; and (ii) to be deemed present in person and vote at a meeting of stockholders by means of remote communication.

Section 5. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose for which the meeting is called shall be given to each stockholder.

Notices shall be delivered personally or mailed to stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in, and subject to the provisions of, Section 232 of the Delaware General Corporation Law, or its successor, as amended.

Section 6. Waiver of Notice. A waiver thereof in writing and signed by the person entitled to such notice, or waiver by electronic transmission by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, any Officer entitled to preside at or act as Secretary of the meeting shall have power to adjourn the meeting until a quorum is present.

Section 8. Voting. Except as otherwise provided by law and Section 2 of Article II with respect to election of Directors, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock. At any meeting of stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

Section 9. Action Without Meeting. Any action required or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have consented thereto by signed writing and/or by electronic transmission. Prompt notice of taking corporate action by stockholders without a meeting by less than unanimous consent in writing or by electronic transmission shall be given to those stockholders who have not consented in writing or by electronic transmission.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of Directors that shall constitute the Board shall be not less than three nor more than 15. Within the limits specified above, the number of Directors shall be determined by the Board or the stockholders. Except as provided in Section 2 and Section 3 of this Article III, the Directors shall be elected at the annual meeting of stockholders. Each Director shall be elected to serve until his successor shall be elected and qualified or until such Director’s earlier resignation or removal. Directors need not be stockholders. The Board may authorize that the requirement of a written ballot, where applicable, may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 2. Vacancies. Except as provided in Section 3 of this Article III, vacancies in the Board, however occasioned, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the remaining Directors then in office, though less than a quorum, or by the sole remaining Director. An accepting Director so chosen shall hold office until the next annual election when re-elected, until a successor is duly elected and qualified or until such Director’s earlier resignation or removal.

Section 3. Removal of Directors. Any Director may be removed, with or without cause, by a majority vote of the stockholders entitled to vote for the election of such Director at any annual or special meeting of stockholders. Upon such removal of a Director, the stockholders, and not the remaining Directors, shall elect a Director to replace such removed Director either at the same meeting of stockholders at which such removal took place or at a subsequent meeting of stockholders.

Section 4. Powers of Directors. The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Directors may hold meetings, both regular and special, either within or without the State of Oklahoma. The first meeting of each newly elected Board shall be held as soon as possible after the annual meeting of stockholders. Notice of such meeting to the newly elected Directors is not necessary in order to legally constitute the meeting, provided a quorum is present. Regular meetings of the Board may be held without notice at such time and place as shall be determined by the Board, from time to time. Special meetings of the Board may be called by the Secretary on written request of two Directors on one day notice to each Director either personally, by mail, facsimile, telegram or by electronic transmission. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office. Notice by facsimile shall be deemed to be given upon confirmation of receipt. Notice given by electronic transmission shall be governed by the provisions of Section 232 of the Delaware General Corporation Law, or its successor, as amended. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or committee thereof may be taken without a meeting if, prior to such action, all the members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6. Waiver of Notice. A waiver thereof in writing and signed by the person entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a wavier of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting until a quorum shall be present.

Section 8. Committees. Except as otherwise provided by Delaware law or the Certificate of Incorporation, the Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees to have and exercise the power and authority of the Board in the management and affairs of the Corporation. Each committee will consist of one or more of the Directors of the Corporation. In the absence or disqualification of a committee member, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. Each committee shall have such name as may be determined, from time to time, by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report same to the Board when required.

ARTICLE IV

OFFICERS

Section 1. Titles. The Officers of the Corporation shall be elected by the Board and shall consist of a President and a Secretary at a minimum. The Board may also elect additional officers including a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and a Controller. The Secretary and Treasurer may be the same person and an Assistant Secretary and Assistant Treasurer may be the same person. A Vice President may hold the office of Secretary and Treasurer at the same time or Assistant Secretary and Assistant Treasurer at the same time.

Section 2. Term. An Officer of the Corporation shall be elected to serve until his successor shall be elected and qualified or until such Officer’s earlier resignation or removal. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.

Section 3. Vacancy and Delegation of Duties. If the office of any Officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board may elect a successor who shall, unless the Board otherwise specifies, hold office for the unexpired term in respect of which such vacancy occurred or until a successor shall be elected and qualified. In case of the absence of any Officer or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties of such Officer to any other Officer and/or Director; provided, a majority of the entire Board concurs therein.

Section 4. Election. Without limiting the right of the Board to choose Officers at any time when vacancies occur or the number of Officers has increased, the newly elected Board, at the first meeting after each annual meeting of stockholders, shall choose a President and a Secretary. The Board may choose such other Officers as it deems necessary or advisable. Such Officers shall hold offices for such terms, exercise power and perform duties as determined, from time to time, by the Board or, in the absence of exact specification or limitation thereof by the Board, as the President may determine, from time to time.

Section 5. President. The President shall serve as the Chief Executive Officer of the Corporation. The President shall preside at all meetings of the Board and of stockholders.

The President may execute certificates of stock, bonds, deeds, mortgages and other contracts, except when the signing and execution thereof has been expressly delegated by the Board or these bylaws to some other officer or agent of the Corporation or is required by law to be otherwise signed or executed.

Section 6. Vice President. There may be one or more Executive Vice Presidents, one or more Senior Vice Presidents, and such other Vice Presidents, with or without other such special designations, as may be elected by the Board from time to time.

Each of the Vice Presidents shall have the power and authority to execute certificates of stock, bonds, deeds, mortgages and other contracts, and perform such duties and exercise such powers as the Board or President shall prescribe. Instruments executed in the name of, or on behalf of, the Corporation by any Vice President in conformity with his said duties and powers shall be as valid as if executed by the President.

Section 7. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose; and shall perform like duties for all committees of the Board when required. The Secretary shall give, or cause to be given, all required notices of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, under whose supervision he shall be. The Secretary shall be responsible for keeping in safe custody the seal of the Corporation, and when such is proper, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

Section 8. Assistant Secretaries. The Assistant Secretaries, in the absence or disability of the Secretary, shall perform and exercise the powers of the Secretary and shall perform such further duties as may be prescribed by the Board, the President or the Secretary.

Section 9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board or by the President.

The Treasurer shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation, (b) sign or cause to be signed all bills, notes, checks or other negotiable instruments issued by the Corporation and (c) pay out or cause to be paid out money, as the Corporation may require, taking proper vouchers therefor; provided, however, that the Board may by resolution delegate, with or without power to re-delegate, any and all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have power to sign bills, notes, checks, vouchers, orders, or other instruments on behalf of the Corporation. The Treasurer shall render to the President and to the Board, whenever they may require it, an account of his transactions as Treasurer.

The Treasurer shall give the Corporation a bond if required by the Board in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10. Assistant Treasurers. The Assistant Treasurers, in the absence or disability of the Treasurer, shall perform and exercise the powers of the Treasurer and shall perform such further duties as may be prescribed by the Board, the President or the Treasurer.

Section 11. Controller. The Controller shall have charge of the Corporation’s books of account, records and auditing, and shall be subject in all matters to the control of the President and the Board.

ARTICLE V

STOCK AND STOCKHOLDERS

Section 1. Form of Certificates of Stock. The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. The certificates of stock shall exhibit the stockholder’s name and number of shares and contain the signature of the (i) President or Vice President and (ii) Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. The signature of any such Officer may be a facsimile if the Corporation has a registrar and transfer agent acting on its behalf.

Section 2. Stockholder of Record. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 3. Lost, Stolen or Destroyed Stock. The Board may direct a new certificate of stock to be issued in place of any certificate of stock theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. When authorizing such issuance of a new certificate of stock, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner or representative of such lost, stolen or destroyed certificate of stock to give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate of stock alleged to have been lost, stolen or destroyed.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Corporate Seal. The Secretary shall have custody of the corporate seal and duplicates of the seal may be kept and used by the Assistant Secretaries. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 2. Checks. Checks or demands for money and notes of the Corporation may be signed by such Officer or person, in addition to those herein authorized, in such manner as the Board or President may provide.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by the Board.

Section 4. Facsimile Signatures. In addition to the use of facsimile signatures that these Bylaws specifically authorize, the Corporation may use such facsimile signatures of any Officer or agent of the Corporation as the Board or a committee of the Board may authorize.

Section 5. Electronic Transmission. As used throughout these Bylaws, the term “electronic transmission” includes any communication that complies with the terms of Section 232 of the Delaware General Corporation Law, or its successor, as amended.

ARTICLE VII

INDEMNIFICATION

Section 1. The Corporation shall, to the full extent permitted by the Laws of the State of Delaware (“Delaware Law”), indemnify any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that the Indemnitee is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, or other agent of any other enterprise or legal person (any such action, suit or proceeding being herein referred to as a “Legal Action”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Legal Action or its investigation, defense or appeal (herein called “Indemnified Expenses”), if the Indemnitee has met the standard of conduct necessary under Delaware Law to permit such indemnification; provided, however, with respect to proceedings to enforce rights to indemification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. Rights to indemnification shall extend to the heirs, beneficiaries, administrators and executors of any deceased Indemnitee.

For purposes of this Section, reference to “any other enterprise or legal person” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

The Indemnified Expenses shall be paid by the Corporation in advance as shall be appropriate to permit Indemnitee to defray such expenses currently as incurred; provided, however, that if and to the extent that the Board requires, an advance of expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

Section 2. With respect to the indemnification of a person who is a director or officer of the Corporation at the time indemnification is sought, the determination of whether the Indemnitee has met the standard of conduct required to permit indemnification under this Bylaw shall be made by (i) the majority vote of the members of the Board of the Corporation who are not parties to such Legal Action, (ii) a committee of directors who are not parties to such Legal Action designated by majority vote of the Directors who are not parties to such Legal Action, (iii) independent legal counsel engaged by the Board for such purpose, or (iv) the stockholders. With respect to the indemnification of a person who is not a director or officer of the Corporation at the time indemnification is sought, the determination of whether the Indemnitee has met the standard of conduct required to permit indemnification under this Bylaw shall be made by the Board, the Chief Executive Officer or such other officer(s) as may be designated by the Chief Executive Officer.

Notwithstanding the foregoing, if dissatisfied with the determination so made, Indemnitee may within six months thereafter, petition any court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof and such court shall thereupon have the exclusive authority to make such determination. The Corporation shall pay all expenses (including attorneys’ fees) actually incurred by Indemnitee in connection with such judicial determination.

The termination of any Legal Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the requisite standard of conduct; however, a successful defense of a Legal Action by Indemnitee on the merits or otherwise shall conclusively establish Indemnitee did meet such standard of conduct notwithstanding any previous determination to the contrary under this Section 2.

Section 3. Any amendment, repeal or modification of these Bylaws, the Corporation’s Certificate of Incorporation, or any other instrument, which eliminates or diminishes the indemnification rights provided for in this Article VII shall be ineffective as against an Indemnitee with respect to any Legal Action based upon actions taken or not taken by the Indemnitee prior to such repeal or the adoption of such modification or amendment. The provisions of this Bylaw shall be applicable to all Legal Actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Bylaw shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in such capacity at any time while this Bylaw and the relevant provisions of Delaware Law and other applicable law, if any, are in effect. If any provision of this Bylaw shall be found to be invalid, illegal, unenforceable or limited in application by reason of any law or regulation, it shall not affect the validity, legality and enforceability of the remaining provisions hereof. The rights of indemnification provided in this Bylaw shall neither be exclusive of, nor be deemed in limitation of, any rights to which an director, officer or employee may otherwise be entitled or permitted by contract, this Bylaw, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this Bylaw shall be made to the fullest extent permitted by law.

Section 4. The Corporation may purchase and maintain insurance on behalf of any person described in Section 1 of this Article VII against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. Amendment of Bylaws. These Bylaws may be amended or repealed or new bylaws may be adopted by stockholders and, if authorized by the Certificate of Incorporation, the Board at any regular meeting of stockholders or the Board if notice of such amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.